UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 9, 2011
HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio		43615

(Address of principal executive office)		(Zip Code)
(419) 247-2800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     Health Care REIT, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K (the “Amendment”) to amend and replace Exhibit 99.1 of its Current Report on Form 8-K filed on February 28, 2011 (the “Original Form 8-K”) with Exhibit 99.1 filed herewith to update the Company’s unaudited pro forma condensed consolidated financial statements relating to the proposed “Acquisition” (as defined in the Original Form 8-K) to reflect the issuance of 28,750,000 shares of the Company’s common stock and 14,375,000 shares of the Company’s 6.50% Series I cumulative convertible perpetual preferred stock, the net proceeds of which will be used to fund a portion of the Acquisition, and the proposed issuance and sale of senior unsecured notes by the Company, a portion of the net proceeds of which will be used to fund a portion of the Acquisition.
     The unaudited pro forma condensed consolidated financial statements attached hereto as Exhibit 99.1 should be read in conjunction with the Original Form 8-K and this Amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

No.	Description
99.1	Health Care REIT, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2010
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
Date: March 9, 2011	By:	/s/ GEORGE L. CHAPMAN
George L. Chapman,
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Description
99.1	Health Care REIT, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2010

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